Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-164960, No. 333-144231, No. 333-131975, No. 333-123652, and No. 333-122580) and Forms S-8 (No. 333-107266. No. 333-111022, No. 333-146251, No. 333-146296, No. 333-145068 and No. 333-122275) of Lions Gate Entertainment Corporation of our report dated February 22, 2011 relating to the financial statements of Studio 3 Partners LLC, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
New York, New York
May 27, 2011